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                                   EXHIBIT 5
                    OPINION OF BRADLEY, ARANT, ROSE & WHITE
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                                                                       EXHIBIT 5
                               August 15, 1995





SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on August 15, 1995, relating to up to $300,000,000 of (i) its notes, debentures or other evidences of unsecured indebtedness (the "Debt Securities") in one or more currencies on terms to be determined at the time of sale, (ii) its preferred stock, par value $1.00 per share (the "Preferred Stock") and its common stock, par value $2.50 per share (the "Common Stock"). The Preferred Stock and Common Stock are collectively referred to as the "Equity Securities," and the Debt Securities and the Equity Securities are collectively referred to as the "Offered Securities". The Offered Securities are to be offered by SouthTrust to the public pursuant to the Registration Statement. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) the Debt Securities to be offered under the Statement, to the extent actually issued by SouthTrust pursuant to the Underwriting Agreement described in the Registration Statement
         (the "Underwriting Agreement"), will be duly and validly authorized and issued, will be fully paid and non-assessable Debt Securities of SouthTrust, and will constitute legal, valid and binding obligations of SouthTrust in accordance with their terms;
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SouthTrust Corporation
August 15, 1995
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                 (ii)     the Equity Securities to be offered under the
         Registration Statement, to the extent actually issued by SouthTrust pursuant to the Underwriting Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable Equity Securities of SouthTrust; and

                 (iii) under the laws of the State of Delaware, no personal liability attaches to the ownership of the Offered Securities of SouthTrust.


                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL OPINIONS" in the Prospectus which is a part of the Registration Statement.

                                        Yours very truly,

                                        /s/ BRADLEY, ARANT, ROSE & WHITE